Exhibit 99.1
FOR IMMEDIATE RELEASE

Wegener Corporation Receives Nasdaq Notice, Going Concern Audit Opinion and Promissory Note Extension

(December 3, 2009) – Duluth, Georgia – Wegener Corporation (Nasdaq:WGNR), a leading provider of products for television, audio and data distribution networks worldwide, today announced that on November 30, 2009, it received a notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s shareholders’ equity as of August 28, 2009, did not meet the minimum requirement of $2,500,000 for continued listing as set forth in Continued Listing Standards for Primary Equity Securities Rule 5550(b) (the “Equity Rule”). In addition, the notice stated, as of November 27, 2009, the Company did not meet the Equity Rule’s alternatives of (i) a market value of listed securities of $35 million, or (ii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

In addition, as previously reported in a press release and a Form 8-K as filed with the Commission on August 22, 2008, the Company previously received a notice from Nasdaq indicating that for the last 30 consecutive business days, the bid price of the Company’s common stock had closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 4310(c)(4) (the “Marketplace Rule”).  The notice also stated that the Company had been provided with 180 calendar days, or until February 17, 2009, to regain compliance in accordance with Marketplace Rule 4310(c)(8)(D).  On October 16, 2008, Nasdaq announced it had temporarily suspended enforcement of the minimum bid price and minimum market value of publicly held shares through January 16, 2009. A subsequent suspension announced by Nasdaq extended the enforcement date through July 31, 2009, which gave the Company until December 7, 2009, to regain compliance with the Marketplace Rule.  Because the Company will not be in compliance with the Marketplace Rule or The Nasdaq Capital Market initial listing criteria on December 7, 2009, the Nasdaq staff will then provide written notification that our securities will be delisted.

We currently intend to appeal any determination by the Nasdaq staff to delist our securities to a Listing Qualifications Panel pursuant to the Marketplace Rule.  In addition, we currently intend to exercise our right, as provided under Nasdaq procedures, to present a plan to regain compliance with the Equity Rule, including a time line for compliance, at a hearing before a Listing Qualifications Panel.  Nasdaq staff has informed the Company that any appeal and submission of a plan for compliance with the minimum shareholders’ equity and minimum share bid price rules would be presented at a single hearing.  No assurances can be given that such appeal and submission of a plan for compliance, if made and presented, will be successful.  The Company’s securities will continue to be listed on Nasdaq during this appeal process.

Going Concern Audit Opinion
Wegener Corporation, in compliance with Nasdaq Marketplace Rule 5250(b)(2),  also announced that the audit report included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 28, 2009 expresses an unqualified audit opinion from its independent registered public accounting firm, BDO Seidman, LLP, but contains an explanatory paragraph relating to the Company’s ability to continue as a going concern .

David E. Chymiak Promissory Note
On November 30, 2009, the maturity date of the Company’s unsecured Promissory Note in the amount of two hundred and fifty thousand dollars ($250,000) was extended until May 31, 2010.

ABOUT WEGENER

WEGENER® (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital video and audio solutions for broadcast television, radio, telco, private and cable networks. With over 30 years experience in optimizing point-to-multipoint multimedia distribution over satellite, fiber, and IP networks, WEGENER offers a comprehensive product line that handles the scheduling, management and delivery of media rich content to multiple devices, including video screens, computers and audio devices.  WEGENER focuses on long- and short-term strategies for bandwidth savings, dynamic advertising, live events and affiliate management.

WEGENER’s product line includes: iPump® media servers for file-based and live broadcasts; COMPEL® Network Control and COMPEL® Conditional Access for dynamic command, monitoring and addressing of multi-site video, audio, and data networks; and the Unity® satellite media receivers for live radio and video broadcasts.  Applications served include:  digital signage, linear and file-based TV distribution, linear and file-based radio distribution, Nielsen rating information, broadcast news distribution, business music distribution, corporate communications, video and audio simulcasts.

WEGENER® can be reached at (770) 814-4000 or at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER®), the stylized C-design logo (for Compel®) and the stylized PANDA design logo are all registered trademarks of WEGENER®.  All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2010 and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

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PRESS CONTACT:
Melanie Charles – Marketing Manager
WEGENER
(770) 814-4048
Email: m.charles@wegener.com

INVESTOR RELATIONS CONTACT:
Jim Traicoff – CFO
WEGENER
(770) 814-4000
FAX (770) 623-9648
Email: info@wegener.com